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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 12, 1996, accompanying the consolidated financial statements included in the Annual Report of Citadel Computer Systems, Incorporated on Form 10-KSB as of February 29, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Citadel Computer Systems, Incorporated (formerly LoneStar Hospitality Corporation) on Form S-8 (File No. 33-65189 and No. 333-03291, effective December 20, 1995 and May 8, 1996, respectively).


GRANT THORNTON LLP

Houston, Texas
June 21, 1996